UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018 (April 19, 2018)

____________________

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

____________________

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(202) 524-6851
(Registrant’s Telephone Number, Including Area Code) Not Applicable (Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2018, Global Medical REIT Inc. (the “Company”), through a wholly-owned subsidiary of Global Medical REIT L.P., the Company’s operating partnership (the “OP”), closed on the acquisition of an aggregate 155,600 square-foot portfolio of four medical office buildings (the “Belpre Portfolio”) and a right of first refusal to purchase a fifth, yet to be built, medical office building on the same campus. The aggregate purchase price of the Belpre Portfolio was $64.2 million, $5.5 million of which was paid in the form of common units (“OP Units”) of the OP, at a per unit price of $9.00. The Company previously reported on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on March 7, 2018 that it had entered into a purchase agreement (the “Belpre Purchase Agreement”) with the Minnite Family, LLC, a West Virginia limited liability company; Belpre I, LLC, a West Virginia limited liability company; Belpre II, LLC, a West Virginia limited liability company; Belpre III, LLC, a West Virginia limited liability company and Belpre IV, LLC, a West Virginia limited liability company (collectively, the “Belpre Seller”), to acquire the Belpre Portfolio.

Upon the closing of the acquisition of the Belpre Portfolio, the Company, through a wholly-owned subsidiary of the OP, assumed the Belpre Seller’s interest, as lessor, in four triple-net leases (collectively, the “Belpre Portfolio Leases”) with Marietta Memorial Hospital, a subsidiary of Memorial Health System. The Belpre Portfolio Leases have a weighted average remaining lease term of approximately 11.35 years, with each of the Belpre Portfolio Leases containing three, five-year tenant renewal options. The aggregate initial annual rent for the Belpre Portfolio is approximately $5.1 million, broken down as follows:

•	Building I – current annual rent of approximately $1.2 million ($23.61 per square foot), subject to $50,300 increases every five years, with the next increase due to go into effect in 2021.
•	Building II – current annual rent of approximately $0.6 million ($22.50 per square foot), subject to $25,000 increases every five years, with the next increase due to go into effect in 2018.
•	Building III – current annual rent of approximately $0.8 million ($33.17 per square foot), subject to $25,000 increases every five years, with the next increase due to go into effect in 2022.
•	Building IV – current annual rent of approximately $2.5 million ($45.35 per square foot), subject to 10% increases every five years, with the next increase due to go into effect in 2019.

The above description of the terms and conditions of the Belpre Portfolio Leases is only a summary and is not intended to be a complete description of their terms and conditions. All of the terms and conditions of the Belpre Portfolio Leases are set forth in the Belpre Portfolio Leases that are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed above in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the acquisition of the Belpre Portfolio, the OP incurred approximately $58.0 million of additional indebtedness under the OP’s senior revolving credit facility (the “Credit Facility”). As of April 20, 2018, the outstanding balance under the Credit Facility was approximately $291.8 million.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 24, 2018, announcing the closing of the acquisition of the Belpre Portfolio before this report was filed. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 referenced in Item 9.01 below is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

2

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease Agreement, dated December 27, 2010, by and between 601 Plaza L.L.C. and Marietta Memorial Hospital and amendments and addendums.
10.2	Lease Agreement, dated December 19, 2012, by and between Belpre II LLC and Marietta Memorial Hospital and addendum.
10.3	Lease Agreement, dated March 16, 2015, by and between Belpre III LLC and Marietta Memorial Hospital and amendment.
10.4	Lease Agreement, dated June 11, 2013, by and between Belpre IV LLC and Marietta Memorial Hospital and amendment.
99.1	Press Release, dated April 24, 2018.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber Secretary and General Counsel

Dated: April 24, 2018

4